                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                  [Amendment No. ............................]

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                          Vanguard Real Estate Fund I
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                                  VANGUARD LOGO
                                   REAL ESTATE
                                     FUND I

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF VANGUARD REAL ESTATE FUND I,
A SALES-COMMISSION-FREE INCOME PROPERTIES FUND:


Notice is hereby given that the Annual Meeting of Shareholders of Vanguard Real Estate Fund I, A Sales-Commission-Free Income Properties Fund (the "Fund"), will be held in the Majestic Building, Room 118B, Vanguard Financial Center, 100 Vanguard Boulevard, Malvern, Pennsylvania, on Wednesday, April 24, 1996, at 10:30 A.M., Eastern Time, for the following purposes:


    I. To elect a Board of Trustees to hold office until the Annual Meeting of Shareholders in 1997, and until their respective successors are duly elected and qualified.

   II. To consider and vote upon the ratification of the selection of Price Waterhouse LLP, certified public accountants, as independent auditors of the Fund for 1996.

  III. To consider and act upon any other matters which may properly come before the meeting.

                                            By Order of the Board of Trustees
                                            Raymond J. Klapinsky, SECRETARY

March 13, 1996

-------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT
                      NO MATTER HOW MANY SHARES YOU OWN

Please indicate your voting instructions on the enclosed Proxy Card, date and sign it, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing your proxy promptly.

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













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

                                  VANGUARD LOGO
                                   REAL ESTATE
                                     FUND I

                        ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 24, 1996

                               PROXY STATEMENT

The enclosed proxy is solicited by and on behalf of the Board of Trustees of Vanguard Real Estate Fund I, A Sales-Commission-Free Income Properties Fund (the "Fund"). All costs of solicitation (including printing and mailing this Proxy Statement, meeting notice and form of proxy, as well as any necessary supplementary solicitations) will be paid by the Fund. In addition to the solicitation of proxies by mail, officers and employees of the Fund's Sponsor may solicit in person or by telephone. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in sending soliciting material to their principals.


   Holders of record at the close of business on March 8, 1996, are entitled to vote at the meeting or at any adjourned session. Each share is entitled to one vote. As of the record date, there were issued and outstanding approximately 11,464,146 shares of beneficial interest ("Shares") of the Fund.


   Shares represented by a properly executed proxy will be voted in accordance with the instructions thereon, or, if no specification is made, the persons named as proxies will vote such shares for management's slate of trustees and in favor of the proposals recommended by the Board of Trustees. Proxies may be revoked at any time before they are exercised by the subsequent execution and submission of a revised proxy, by written notice of revocation to the Secretary of the Fund, or by voting in person at the meeting. The mailing address of the Fund is c/o Vanguard Financial Center, P.O. Box 2600, Valley Forge, PA 19482.

   Shareholders who need directions to the location of the Annual Meeting should call 1-800-662-7447 between the hours of 8:30 A.M. and 5:00 P.M., Eastern time.

   A copy of the Annual Report of the Fund for the fiscal year ended December 31, 1995, including financial statements, has been mailed to each shareholder of the Fund entitled to vote at the meeting. This Proxy Statement is expected to be mailed to shareholders on or about March 13, 1996.

                             I. ELECTION OF TRUSTEES

The Fund's Board of Trustees has nominated the five persons listed below for election as Trustees, each to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. If any such nominee is not available for election at the time of the meeting, the persons named as proxies will vote for such substitute nominee as the Board may recommend unless the number of Trustees serving on the Board is reduced. All of the nominees have served as Trustees of the Fund since the Fund's inception and were elected by shareholders. Each nominee has consented to being named in this Proxy Statement and to serve as a Trustee if elected. Each of the nominees also serves as a Trustee of Vanguard Real Estate Fund II, A Sales-Commission-Free Income Properties Fund ("VREF-II").

                                                                                                      Share Holdings
                                                                                                           as of
                                                                                                       March 8, 1996
                                               Principal Occupation,             Year First    ----------------------------
                                              Business Experience and             Became a                     Percent of
           Name                Age              Other Directorships               Trustee         Number         Class
--------------------------    -------  -------------------------------------   --------------   ----------   --------------
John C. Bogle ............      66     Chairman of the Fund, VREF-II, The           1986          5,000            .04%
                                       Vanguard Group, Inc. and each of the
                                       investment companies in The Vanguard
                                       Group; Director of The Mead
                                       Corporation and General Accident
                                       Group of Insurance Companies.
J. Mahlon Buck, Jr.(1) ...
                                70     Chairman and President of TDH Capital        1986          5,000            .04%
                                       Corporation; Director of Alco
                                       Standard Corporation.
William S. Cashel, Jr.(l)
                                75     Private investor; formerly Vice              1986           None           None
                                       Chairman of American Telephone and
                                       Telegraph Company.
David C. Melnicoff(l) ....
                                76     Adjunct Professor of Finance School          1986           None           None
                                       of Business, Temple University;
                                       Director of General Accident Group of
                                       Insurance Companies; Trustee of
                                       Cortland Trust; formerly Executive
                                       Vice President of Meritor Financial
                                       Group.
J. Lawrence Wilson .......      60     Chairman and Chief Executive Officer         1986          5,000            .04%
                                       of Rohm & Haas Company; Director of
                                       Cummins Engine Company and Trustee of
                                       Vanderbilt University. Director
                                       (Trustee) of The Vanguard Group, Inc.
                                       and each of the investment companies
                                       in The Vanguard Group.

------
(1) Unaffiliated Trustee.

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended December 31, 1995, the Fund's Board of Trustees held three meetings.

The Board has an Audit Committee, which is comprised of Messrs. Buck, Cashel and Melnicoff. During the fiscal year the Committee held one meeting. The Committee is responsible principally for: (1) selecting the Fund's independent accountants, and reviewing their fees; (2) meeting with the Fund's independent accountants for the purpose of reviewing the adequacy of the Fund's internal accounting controls; and (3) reviewing and monitoring, in consultation with management and the Fund's independent accountants, the Fund's continuing qualification under the Internal Revenue Code as a "real estate investment trust" and compliance with the real estate investment trust provisions of the Internal Revenue Code.

PRINCIPAL EXECUTIVE OFFICERS

In addition to Mr. Bogle, who is Chairman of the Fund, the officers of the Fund are as follows:

           Name              Age                       Office
          ------            -----   -------------------------------------------
John J. Brennan .........     41    Chief Executive Officer (1996); President
                                    (1989-1996); Vice President (1986-1989);
                                    President of VREF-II; Director (Trustee),
                                    Chief Executive Officer and President of
                                    The Vanguard Group, Inc. and each of the
                                    investment companies in The Vanguard Group.
Ralph K. Packard ........     51    Vice President and Controller (since 1988);
                                    Vice President and Controller of VREF-II;
                                    Senior Vice President and Chief Financial
                                    Officer of The Vanguard Group, Inc.
Richard F. Hyland .......     58    Treasurer (since 1986); Treasurer of
                                    VREF-II, The Vanguard Group, Inc. and each
                                    of the investment companies in The Vanguard
                                    Group.
Raymond J. Klapinsky ....     57    Secretary (since 1989); Secretary of
                                    VREF-II; Senior Vice President (Legal) and
                                    Secretary of The Vanguard Group, Inc.;
                                    Secretary of each of the investment
                                    companies in The Vanguard Group.

REMUNERATION OF TRUSTEES AND OFFICERS

The Fund pays each Trustee, who is not also an officer, an annual fee of $4,000, plus $1,000 for each meeting attended. The Fund also reimburses the Trustees for travel and other expenses incurred in attending Board meetings. Officers of the Fund receive no remuneration for their services.

                               COMPENSATION TABLE

                                                 Pension or        Estimated         Total
                                                 Retirement         Annual       Compensation
                               Aggregate      Benefits Accrued     Benefits          From
                              Compensation       As Part of          Upon        All Vanguard
    Names of Trustees          From Fund       Fund Expenses      Retirement         Funds
    -----------------        --------------   ----------------   ------------   --------------
John C. Bogle*  ..........       $   --            $  --            $    --         $    --
J. Mahlon Buck, Jr.  .....       $7,000            $  N/A           $   N/A         $14,000
William S. Cashel, Jr.  ..       $7,000            $  N/A           $   N/A         $14,000
David C. Melnicoff  ......       $7,000            $  N/A           $   N/A         $14,000
J. Lawrence Wilson**  ....       $6,000            $  N/A           $15,000         $72,000

 * As an "Interested Trustee," Mr. Bogle receives no compensation for his service as a Trustee.
** Mr. Wilson is also a director (trustee) of each of the over 30 funds comprising the Vanguard Group of Investment Companies.

                        II. RATIFICATION OF SELECTION OF
                             INDEPENDENT ACCOUNTANTS

The Trustees have selected Price Waterhouse LLP as independent accountants of the Fund to serve for the fiscal year ending December 31, 1996. Price Waterhouse LLP has served the Fund in this capacity since the Fund's inception. The audit services expected to be provided by Price Waterhouse LLP for the current fiscal year include work in connection with the expression of an opinion on the Annual Financial Statements of the Fund and review of the Fund's Annual Report to Shareholders.

A representative of Price Waterhouse LLP will be present at the meeting if requested by a shareholder (either in writing or by telephone) in advance of the meeting. Such requests should be directed to the Secretary of the Fund.

An affirmative vote of a majority of the shares of the Fund represented at the meeting is required to ratify this appointment.

                    CERTAIN TRANSACTIONS WITH THE SPONSOR

THE VANGUARD GROUP, INC.

The Vanguard Group, Inc., headquartered in Valley Forge, Pennsylvania, is the sponsor of the Fund (the "Sponsor"). John C. Bogle, Chairman of the Fund, and John J. Brennan, President, Ralph K. Packard, Richard F. Hyland and Raymond
J. Klapinsky, the principal executive officers of the Fund, are also officers of the Sponsor. The Sponsor is wholly-owned by over thirty mutual funds comprising The Vanguard Group of Investment Companies ("The Vanguard Group"). Through the Sponsor, each of the mutual funds in The Vanguard Group obtains at cost virtually all of its corporate management, administrative and distribution services. The Sponsor, a registered investment adviser under the

Investment Advisers Act of 1940, also provides investment advisory services on an at-cost basis to several of the mutual funds in The Vanguard Group, including Vanguard Money Market Reserves. On February 23, 1996, the Fund had approximately $17,636,455 invested in shares of the Prime Portfolio of Vanguard Money Market Reserves. The Sponsor employs a supporting staff of professional management and administrative personnel to provide the requisite services to the mutual fund members of The Vanguard Group, and the Sponsor also furnishes each of those funds with office space, furnishings and equipment. At March 8, 1996, total net assets of the mutual funds comprising The Vanguard Group exceeded $190 billion.

THE SERVICES AGREEMENT

The Fund, with the approval of the Trustees, including all of the unaffiliated Trustees, has entered into a contract with the Sponsor (the "Services Agreement"), under which the Sponsor is obligated to provide administrative services for the Fund and to conduct the Fund's day-to-day affairs. The Trustees have continuing exclusive authority over the management of the Fund, the conduct of its affairs and the management and disposition of the Fund's property. Subject to their duty of overall supervision, however, the Trustees have delegated to the Sponsor the power and duty to (i) perform necessary administrative functions in the management of the Fund; (ii) maintain bank accounts, and arrange for fidelity bonds with respect to fraudulent and negligent acts, errors and omissions, in amounts specified by the Trustees, covering all of the personnel handling funds and other assets of the Fund, with the Fund named as an insured party; (iii) maintain financial records of the Fund deemed appropriate or requested by the Trustees; (iv) maintain necessary shareholder records; (v) prepare and distribute communications to Shareholders; (vi) advise the Fund with respect to its temporary investments; (vii) review real estate investments selected by the Fund's investment adviser to assure that such investments comply with the Fund's investment policies and guidelines; and (viii) provide to the Fund office space and equipment and executive and office personnel.

The Services Agreement continues until December 31, 1996. The Services Agreement may be renewed annually by the Fund, subject to a determination pursuant to the Declaration of Trust by a majority of the unaffiliated Trustees that the Sponsor's performance has been satisfactory. The Services Agreement may be terminated for any reason upon 60 days' written notice by a majority of the Trustees or by a majority of the unaffiliated Trustees, and upon 60 days' written notice by the Sponsor.

COMPENSATION TO THE SPONSOR

Subject to certain limitations, the Services Agreement provides that the Fund will pay the Sponsor (i) an annual administrative fee equal to .45% of the average fair market value of the Fund's real estate investments and adjusted temporary investments (which exclude investments in Vanguard Money Market Reserves--Prime Portfolio) for such year for the portion of such average fair market value less than or equal to $50.0 million and .35% of the average fair market value of the Fund's real estate investments and adjusted temporary investments (which exclude investments in Vanguard Money Market Reserves--Prime Portfolio) for such year for the portion of such average fair market value exceeding $50.0 million, payable quarterly; and (ii) a subordinated incentive fee equal to 5% of any "excess net proceeds." Unless Shareholders have received an amount per Share equal to their original capital investment plus a cumulative average simple annual return on their adjusted capital investment of 10%, a subordinated incentive fee will not be payable. "Excess net proceeds" is that amount by which cumulative net proceeds from sale or repayment from all of the Fund's real estate investments available for distribution (before deducting such subordinated incentive fee) exceed an amount equal to Shareholders' aggregate original capital investment plus any deficiency in a cumulative average annual simple return to Shareholders of 10% on their aggregate adjusted capital investment. The subordinated incentive fee, if any, shall be paid concurrently with the payment to Shareholders of the distribution to which such fee relates. Cash held by the Fund for investment, working capital, dividends and other purposes may be temporarily invested in a money market mutual fund affiliated with the Sponsor.

During the fiscal year ended December 31, 1995, the Fund paid an annual administrative fee of approximately $170,000 to the Sponsor.

The amount of the annual administrative fee otherwise payable to the Sponsor in any fiscal year is subject to downward adjustment in the event certain limitations on total operating expenses of the Fund are exceeded.

                    CERTAIN TRANSACTIONS WITH THE ADVISER

ALDRICH, EASTMAN & WALTCH, INC.

Aldrich, Eastman & Waltch, Inc., headquartered in Boston, Massachusetts, is the investment adviser to the Fund (the "Adviser"). The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, and advises clients in connection with the creation and management of real estate investment portfolios. The Adviser also serves as investment adviser to VREF-II. At December 31, 1995, the Adviser had approximately $5.0 billion of client capital invested in real estate or real estate related trusts.

The principal officers of the Adviser are Peter C. Aldrich, Executive Director; Thomas G. Eastman, Executive Director; and Joseph F. Azrack, Executive Director.

On March 20, 1991, the Adviser entered into an agreement with United Asset Management Corporation ("UAM"), One International Place, Boston, Massachusetts 02110, under which UAM acquired a minority (less than 15%) interest in a new limited partnership (Aldrich Eastman & Waltch a Delaware Limited Partnership) formed by the Adviser. UAM is a holding company incorporated in Delaware in December 1980 for the purpose of acquiring firms engaged primarily in institutional investment management. The Adviser has informed the Fund that it will continue to act independently of UAM and that UAM will not exercise control over the operations of the Adviser. Accordingly, the day-to-day investment operations of the Fund will continue to be managed by the Adviser using the same personnel and investment philosophy, Aldrich, Eastman & Waltch, L.P. has entered into a sub-advisory agreement with the Adviser with the approval of the Fund.

THE ADVISORY AGREEMENT

The Fund, with the approval of the Trustees, including all the unaffiliated Trustees, has entered into a contract with the Adviser (the "Advisory Agreement"), under which the Adviser is obligated to present an investment program to the Fund and use its best efforts to obtain investments suitable to such program. Although the Trustees have continuing exclusive authority over the management of the Fund, the conduct of its affairs and the management and disposition of the Fund's assets, the Trustees have delegated to the Adviser the power and duty to (i) locate and analyze real estate investment opportunities; (ii) structure the terms and conditions of purchase transactions; (iii) make real estate investments, subject to the Fund's investment objectives and policies; (iv) dispose, refinance and make other changes in assets or capital structure of the Fund's real estate investments;
(v) oversee outside property managers and other independent third parties (e.g., appraisers, engineers, etc.); and (vi) undertake accounting and other record-keeping functions at the property level.

The Advisory Agreement continues until December 31, 1996. The Advisory Agreement may be renewed annually by the Fund, subject to a determination pursuant to the Fund's Declaration of Trust by a majority of the unaffiliated Trustees that the Adviser's performance has been satisfactory. The Advisory Agreement may be terminated for any reason upon 60 days' written notice by a majority of the Trustees or by a majority of the unaffiliated Trustees, and upon 60 days' written notice by the Adviser.

COMPENSATION TO THE ADVISER

Subject to certain limitations, the Advisory Agreement provides that the Fund will pay the Adviser (i) an Adviser's acquisition fee equal to (a) 2% of the purchase price of the Fund's real estate investments not constituting junior mortgage loans or (b) 5% of the purchase price of real estate investments consisting of junior mortgage loans (such amount not to exceed 2% of the fair market value of the underlying property); (ii) an annual advisory fee equal to .50% of the average fair market value of the Fund's real estate investments, payable quarterly; (iii) an investment financing fee equal to
 .65% of any financing or refinancing proceeds received from third parties by the Fund with respect to any real estate investment, provided that such proceeds were not obtained in connection with, or are not directly related to, the initial acquisition by the Fund of such real estate investment; (iv) a disposition fee equal to 2% of the net proceeds from sale or repayment received by the Fund with respect to each real estate investment; and (v) a subordinated incentive fee equal to 10% of any "excess net proceeds." Unless Shareholders have received an amount per Share equal to their original capital investment plus a cumulative average simple annual return on their adjusted capital investment of 10%, a subordinated incentive fee will not be payable. "Excess net proceeds" is defined under the caption "Certain Transactions with the Sponsor--Compensation to the Sponsor." The subordinated incentive fee, if any, shall be paid concurrently with the payment to Shareholders of the distribution to which such fee relates.

During the fiscal year ended December 31, 1995, the Fund paid advisory fees totaling approximately $182,000 to the Adviser.

The amount of the annual advisory fee otherwise payable to the Adviser in any fiscal year is subject to downward adjustment in the event certain limitations on total operating expenses of the Fund are exceeded.

                             ADDITIONAL INFORMATION

SUBSTANTIAL SHAREHOLDERS

No person is known to the Board of Trustees and the management of the Fund to beneficially own (as that term is defined in the Securities Exchange Act of 1934) more than 5% of the Shares. On March 8, 1996, the officers and Trustees of the Fund in the aggregate (9 persons) owned or controlled 16,500 Shares (0.14%).

ANNUAL REPORT

The Fund's Annual Report to Shareholders for the year ended December 31, 1995, has been mailed to shareholders entitled to vote at this Annual Meeting.

SHAREHOLDER PROPOSALS

The next Annual Meeting of Shareholders is scheduled to be held in April 1997. Shareholder proposals for inclusion in the Fund's Proxy Statement for the 1997 Annual Meeting must be received by the Secretary of the Fund at its principal executive offices no later than January 1, 1997.

                                          Raymond J. Klapinsky
                                          Secretary
                                          March 13, 1996

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X70-12/95                 LOGO   100% Recycled
                                 Paper

                          VOTE THIS PROXY CARD TODAY!
                                               ------
                    YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                       THE EXPENSE OF ADDITIONAL MAILINGS

            (Please fold at perforation, then detach before mailing)
-------------------------------------------------------------------------------
VANGUARD REAL ESTATE FUND I ("FUND")
PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned, revoking previous proxies, hereby appoints John J. Brennan, Raymond J. Klapinsky, and Jeffrey S. Molitor, or any one or more of them, attorneys, with full power of substitution, to vote all shares of the Fund which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in the Majestic Building, Room 118A, Vanguard Financial Center, 100 Vanguard Boulevard, Malvern, PA on April 24, 1996 at 10:30 A.M., E.S.T. and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposals described in the Proxy Statement as specified on the reverse side. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.
                                         PLEASE SIGN, DATE AND RETURN
                                        PROMPTLY IN ENCLOSED ENVELOPE



                                     NOTE: Please sign exactly as your name
                                     appears on this Proxy. When signing in a
                                     fiduciary capacity, such as executor,
                                     administrator, trustee, attorney, guardian,
                                     etc., please so indicate. Corporate and
                                     partnership proxies should be signed by an
                                     authorized person indicating the person's
                                     title.
                                     DATE
                                         --------------------------------------

                                     ------------------------------------------

                                     ------------------------------------------
                                     Signature(s) (and Title(s), if applicable)

Please refer to the Proxy Statement discussion of each of these matters.
IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.
                                                      ---
As to any other matter, said attorneys shall vote in accordance with their best judgment.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:
                                        ---
-------------------------------------------------------------------------------

1. To elect the five nominees               / / FOR all nominees   / / WITHHOLD
   specified below as Trustees:             listed (except as      authority to
   John C. Bogle, J. Mahlon Buck, Jr.,      marked to the          vote for all
   William S. Cashel, Jr., David C.         contrary below)        nominees
   Melnicoff, and J. Lawrence Wilson

   (Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line below.)

------------------------------------------------

2. To ratify the appointment of Price      FOR / /   AGAINST / /   ABSTAIN / /
   Waterhouse LLP, as auditors of the
   Fund.